Exhibit 99.1

GD Culture Group Limited Announces 1-for-250 Reverse Stock Split Effective June 29, 2026

JERSEY CITY, N.J., June 25, 2026 (GLOBE NEWSWIRE) -- GD Culture Group Limited (Nasdaq: GDC) (the “Company” or “GDC”) today announced that it will effect a reverse stock split of its issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) on a one-for-two hundred fifty basis (the “Reverse Stock Split”). The Company’s Common Stock will begin trading on a post-split basis when the market opens on June 29, 2026. The Company’s Common Stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GDC” under a new CUSIP number 19200A303.

The Reverse Stock Split is being implemented pursuant to a resolution of the Board of Directors of GDC on June 16, 2026.

As a result of the Reverse Stock Split, each two hundred fifty (250) pre-split shares of Common Stock will be combined into one (1) share of Common Stock, automatically and without any action by stockholders, without any change in the par value per share. After giving effect to the Reverse Stock Split, the Company’s issued and outstanding shares of Common Stock will be reduced from 1.04 billion to approximately 4.16 million, plus any shares to be issued in exchange for fractional interests.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would be entitled to a fractional share as a result of the Reverse Stock Split shall have their entitlement rounded up to the nearest whole share. The Reverse Stock Split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s outstanding shares of Common Stock, except for adjustments that may result from the rounding up of fractional shares.

The Company’s transfer agent, Transhare Corporation, will act as the exchange agent. Adjustments made to the Common Stock represented by physical stock certificates can be made upon surrender of the certificate to the transfer agent. Please contact Transhare Corporation for further information at (303) 662-1112.

About GD Culture Group Limited

GD Culture Group Limited is a Nevada corporation and holding company. The Company is currently undergoing a strategic transition toward leveraging its artificial intelligence and virtual content generation technologies to enter the interactive reading and narrative entertainment market. The Company’s main businesses include AI-driven digital human technology. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as “may,” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s),” “positioned,” “approximately,” “potential,” “goal,” “strategy,” “outlook” and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see disclosures contained in the Company’s public filings with the SEC, including the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2026 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, which may be viewed at www.sec.gov.

For more information, please contact:

GD Culture Group Limited

Investor Relations Department

Email: ir@gdculturegroup.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com